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                                                                     EXHIBIT 3.5



                                     BYLAWS

                                       OF

                        LITIGATION FACTORING GROUP, INC.









Prepared By: David M. Summers, Esq.




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                                TABLE OF CONTENTS


PREAMBLE

ARTICLE I -Shareholders

         Section 1.1. Annual Meeting of  Shareholders......................................... 1
         Section 1.2. Special Meeting of  Shareholders........................................ 1
         Section 1.3. Record Date for Determination of
                           Shareholders....................................................... 1
         Section 1.4. Voting List............................................................. 2
         Section 1.5. Notice to Shareholders.................................................. 2
         Section 1.6. Quorum.................................................................. 3
         Section 1.7. Voting Entitlement of Shares............................................ 3
         Section 1.8. Proxies; Acceptance of Votes and Consents............................... 4
         Section 1.9. Waiver of Notice........................................................ 4
         Section 1.10. Action by Shareholders Without a Meeting............................... 4
         Section 1.11. Meetings by Telecommunications......................................... 5

ARTICLE II -Directors

         Section 2.1. Authority of the Board of Directors..................................... 5
         Section 2.2. Number.................................................................. 5
         Section 2.3. Qualification........................................................... 5
         Section 2.4. Election................................................................ 5
         Section 2.5. Term.................................................................... 5
         Section 2.6. Resignation............................................................. 5
         Section 2.7. Removal................................................................. 5
         Section 2.8. Vacancies............................................................... 5
         Section 2.9. Meetings................................................................ 6
         Section 2.10. Notice of Special Meeting.............................................. 6
         Section 2.11. Quorum................................................................. 6
         Section 2.12. Waiver of Notice....................................................... 7
         Section 2.13. Attendance by Telephone................................................ 7
         Section 2.14. Demand Assent to Action................................................ 7
         Section 2.15. Action by Directors Without a Meeting.................................. 7

ARTICLE III -Committees of the Board of Directors

         Section 3.1. Committees of the Board of Directors.................................... 8

ARTICLE IV -Officers

         Section 4.1. General................................................................. 9
         Section 4.2. Term.................................................................... 9
         Section 4.3. Removal and Resignation................................................. 9



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
         Section 4.4. President...............................................................  9
         Section 4.5. Vice President.......................................................... 10
         Section 4.6. Secretary............................................................... 10
         Section 4.7. Assistant Secretary..................................................... 10
         Section 4.8. Treasurer............................................................... 10
         Section 4.9. Assistant Treasurer..................................................... 11
         Section 4.10. Compensation........................................................... 11

ARTICLE V -Indemnification

         Section 5.1. Definitions............................................................. 11
         Section 5.2. Authority to Indemnify Directors........................................ 12
         Section 5.3. Mandatory Indemnification of Directors.................................. 13
         Section 5.4. Advance of Expenses to Directors........................................ 13
         Section 5.5. Court-Ordered Indemnification of Directors.............................. 13
         Section 5.6. Determination and Authorization of
                           Indemnification of Directors....................................... 14
         Section 5.7. Indemnification of Officers, Employees,
                           Fiduciaries, and Agents............................................ 15
         Section 5.8. Insurance............................................................... 15
         Section 5.9. Notice to Shareholders of
                           Indemnification of Director........................................ 15

ARTICLE VI -Shares

         Section 6.1. Certificates............................................................ 15
         Section 6.2. Transfer of Shares...................................................... 16
         Section 6.3. Shares Held for Account of Another...................................... 16

ARTICLE VII -Miscellaneous

         Section 7.1. Corporate Seal.......................................................... 17
         Section 7.2. Fiscal Year............................................................. 17
         Section 7.3. Receipt of Notices by the Corporation................................... 17
         Section 7.4. Amendment of Bylaws..................................................... 17



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                                    PREAMBLE

         These Bylaws contain provisions for the regulation and management of the affairs of the Corporation. They are based in part upon provisions of the Colorado Business Corporation Act and the Corporation's Articles of Incorporation. If these Bylaws conflict with the Colorado Business Corporation Act or the Corporation's Articles of Incorporation, as the result of subsequent changes in the Colorado Business Corporation Act, an intervening amendment of the Corporation's Articles of Incorporation or otherwise, the Colorado Business Corporation Act and the Corporation's Articles of Incorporation shall govern. Therefore, when using these Bylaws, reference should also be made to the then current provisions of the Colorado Business Corporation Act and the Corporation's Articles of Incorporation.

                                    ARTICLE I
                                  SHAREHOLDERS

         Section 1.1. Annual Meeting of Shareholders. Annual meeting of shareholders shall be held on the date and at the time and place fixed from time to time by the Board of Directors; provided, however, that the first annual meeting shall be held on a date that is within six months after the close of the first fiscal year of the Corporation, and each successive annual meeting shall be held on a date that is within the earlier of six months after the close of the last year fiscal year or fifteen months after the last annual meeting.

         Section 1.2. Special Meeting of Shareholders. A special meeting of shareholders for any purpose or purposes, may be called by the Board of Directors or the President. The Corporation shall also hold a special meeting of shareholders in the event it receives, in the manner specified in Section 7.3, one or more written demands for the meeting, stating the purpose or purposes for which the meeting is to be held, signed and dated by the holders of shares representing not less than one-tenth (1/10) of all of the votes entitled to be cast on any issue at the meeting. Special meetings shall be held at the principal office of the Corporation or at such other place as the Board of Directors or the President may determine.

         Section 1.3. Record Date for Determination of Shareholders.

                  (a) In order to make a determination of shareholders (1) entitled to notice of or to vote at any meeting of shareholders or at any adjournment of a meeting of shareholders, (2) entitled to demand a special meeting of shareholders, (3) entitled to take any other action, (4) entitled to receive payment of a share dividend or a distribution, or (5) for any other purpose, the Board of Directors may fix a future date as the record date for such determination of shareholders. The record date may be fixed not more than seventy (70) days before the date of the proposed action.

                  (b) Unless otherwise specified when record date is fixed, the time of day for determination of shareholders shall be as of the Corporation's close of business on the record date.

                  (c) A determination of shareholders entitled to be given notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which the Board of Directors shall do

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                  if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

                  (d) If no record date is otherwise fixed, the record date for determining shareholders entitled to be given notice of and to vote at an annual or special meeting of shareholders is the day before the first notice is given to shareholders.

                  (e) The record date for determining shareholders entitled to take action without a meeting pursuant to Section 1.10 is the date a writing upon which the action is taken is first received by the Corporation.

         Section 1.4. Voting List.

                  (a) After a record date is fixed for a meeting of shareholders, the Secretary shall prepare a list of the names of all the Corporation's shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder.

                  (b) The list of shareholders shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting will be held.

                  (c) The Secretary shall make the list of shareholders available for inspection at the meeting, and any shareholder or agent or attorney of a shareholder is entitled to inspect the list at any time during the meeting or any adjournment.

         Section 1.5. Notice to Shareholders.

                  (a) The Secretary shall give notice to shareholders of the date, time, and place of each annual and special meeting of shareholders no fewer than ten (10) nor more than sixty (60) days before the date of the meeting; except that, if the Corporation's Articles of Incorporation are to be amended to increase the number of authorized shares, at least thirty (30) days' notice shall be given. Except as other wise required by the Colorado Business Corporation Act, the Secretary shall be required to give such notice only to shareholders entitled to vote at the meeting.

                  (b) Notice of an annual meeting of shareholders need not include a description of the purpose or purposes for which the meeting is called unless a purpose of the meeting is to consider an amendment to the Corporation's Articles of Incorporation, a restatement of the Articles of Incorporation, a plan of merger or share exchange, disposition of substantially all of the property of the Corporation, consent by the Corporation to the disposition of property by another entity, or dissolution of the Corporation.



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                  (c) Notice of a special meeting of shareholders shall include a description of the purpose or purposes for which the meeting is called.

                  (d) Notice of a meeting of shareholders shall be in writing and shall be given:

                           (1) by deposit in the United States mail, properly addressed to the shareholders' address of the shareholder shown in the Corporation's current record of shareholders, first class postage prepaid, and, if so given, shall be effective when mailed, or

                           (2) by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail, or private carrier or by personal delivery to the shareholder, and, if so given, shall be effective when actually received by the shareholder.

                  (e) If an annual or special meeting of shareholders is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that, if a new record date for the adjourned meeting is fixed pursuant to Section 1.3(c), notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

                  (f) If three successive notices are given by the Corporation, whether with respect to a meeting of shareholders or otherwise, to a shareholder and such notices are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for the shareholder is made known to the Corporation.

         Section 1.6. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on the matter. If a quorum does not exist with respect to any voting group, the President or any shareholder or proxy that is present at the meeting, whether or not a member of that voting group, may adjourn the meeting to a different date, time, or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment (except as provided in the next sentence). If a new record date for the adjourned meeting is or must be fixed pursuant to Section 1.3(c), however, notice of the adjourned meeting shall be given pursuant to Section 1.5 to persons who are shareholders as of the new record date. At any adjourned meeting at which a quorum exists, any matter may be acted upon that could have been acted upon at the meeting originally called, provided, however, that, if new notice is given of the adjourned meeting, then such notice shall state the purpose or purposes of the adjourned meeting sufficiently to permit action on such matters. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or shall be set for that adjourned meeting.

         Section 1.7. Voting Entitlement of Shares. Except as stated in the Corporation's Articles of Incorporation, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a meeting of shareholders.


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         Section 1.8. Proxies: Acceptance of Votes and Consents.

                  (a) A shareholder may vote either in person or by proxy.

                  (b) An appointment of a proxy is not effective against the Corporation until the appointment is received by the Corporation. An appointment is valid for eleven months unless a different period is expressly provided in the proxy appointment form.

                  (c) The Corporation may accept or reject any appointment of a proxy, revocation of appointment of a proxy, vote, consent, waiver, or other writing purportedly signed by or for a shareholder, if such acceptance or rejection is in accordance with the provisions of Sections 7-107-203 and 7-107-205 of the Colorado Business Corporation Act.

         Section 1.9. Waiver of Notice.

                  (a) A shareholder may waive any notice required by the Colorado Business Corporation Act, the Articles of Incorporation or these Bylaws, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

                  (b) A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice. The shareholder also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to consideration of the matter when it is presented.

         Section 1.10. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all of the shareholders entitled to vote on such action consent to such action in writing. Action taken pursuant to this Section shall be effective when the Corporation has received writings containing a description of the action and the consent so given, signed by all of the shareholders entitled to vote on such action. Action taken pursuant to this Section shall be effective as of the date the last writing necessary to give effect the action is received by the Corporation, unless all of the writings necessary to effect the action specify another date, which may be before or after the date the writings are received by the Corporation. Such action shall have the same effect as action taken at a meeting of shareholders and may be described as such in any document. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent to such action is revoked, if such writing is received by the Corporation before the action becomes effective.



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         Section 1.11. Meetings by Telecommunications. Any or all of the
shareholders may participate in an annual or special meeting of shareholders by, or the meeting may by conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                                   ARTICLE II
                                    DIRECTORS

         Section 2.1. Authority of the Board of Directors. The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors.

         Section 2.2. Number. The number of directors shall be fixed by resolution of the Board of Directors from time to time and may be increased or decreased by resolution adopted by the Board of Directors from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director:

         Section 2.3. Qualification. Directors shall be natural persons at least eighteen (18) years of age, but need not be residents of the State of Colorado or shareholders of the Corporation.

         Section 2.4. Election. The Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting of shareholders called for that purpose.

         Section 2.5. Term. Each director shall be elected to hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified.

         Section 2.6. Resignation. A director may resign at any time by giving written notice of his or her resignation to any other director or (if the director is not also the corporate secretary) to the Secretary of the Corporation. The resignation shall be effective when it is received by the other director or Secretary, as the case may be, unless the notice of resignation specifies a later effective date. Acceptance of such resignation shall not be necessary to make it effective unless the notice of resignation so provides.

         Section 2.7. Removal. Any director may be removed by the shareholders, with or without cause, at a meeting called for that purpose. The notice of the meeting shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal. If cumulative voting for directors applies at the time of the proposed removal, the director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against such removal.

         Section 2.8 Vacancies.

                  (a) If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:




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                           (1) The shareholders may fill the vacancy at the next
                           annual meeting or at a special meeting called for that purpose; or

                           (2) The Board of Directors may fill the vacancy; or

                           (3) If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

                  (b) Notwithstanding the provisions of 2.8(a) above, if the vacant office was held by a director elected by a voting group of shareholders, then, if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

                  (c) A vacancy that will occur at a specific later date, by reason of a resignation that will become effective at a later date under Section 2.6 or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         Section 2.9. Meetings. The Board of Directors may hold regular or special meetings within the State of Colorado or outside the State of Colorado. The Board of Directors may, by resolution, establish dates, times and places for regular meetings, which may thereafter be held without further notice. Special meetings may be called by the President or by any two directors and shall be held at the principal office of the Corporation unless another place is consented to by every director. At any time when the Board of Directors consists of a single director, that director may act at any time, date, or place without notice.

         Section 2.10. Notice of Special Meeting. Notice of a special meeting shall be given to every director at least twenty four (24) hours before the time of the meeting, stating the date, time, and place of the meeting. The notice need not describe the purpose of the meeting. Notice may be given orally to the director, personally or by telephone or other wire or wireless communication. Notice may also be given in writing by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail, or private carrier. Notice shall be effective at the earliest of the time it is received; five days after it is deposited in the United States mail, properly addressed to the last address for the director shown on the records of the Corporation, first class postage prepaid; or the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, in the United States mail and if the return receipt is signed by the director to which the notice is addressed.

         Section 2.11. Quorum. Except as provided in Section 2.8, a majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. The act of a majority of the directors present


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at any meeting at which a quorum is present shall be the act of the Board of
Directors, except as otherwise specifically required by law.

         Section 2.12. Waiver of Notice.

                  (a) A director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice. Except as provided by Section 2.12(b), the waiver shall be in writing and shall be signed by the director. Such waiver shall be delivered to the Secretary for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

                  (b) A director's attendance at, or participation in, a meeting waives any required notice to him or her of the meeting unless, at the beginning of the meeting, or promptly upon his or her later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.

         Section 2.13. Attendance by Telephone. One or more directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 2.14. Deemed Assent to Action. A director who is present at a meeting of the Board of Directors when corporate action is taken shall be deemed to have assented to all action taken at the meeting unless:

                  (1) The director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

                  (2) The director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or

                  (3) The director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the Secretary (or, if the director is the Secretary, by another director) promptly after adjournment of the meeting. The right of dissent or abstention pursuant to this Section 2.14 as to a specific action is not available to a director who votes in favor of the action taken.

         Section 2.15. Action by Directors Without a Meeting. Any action required or permitted by .law to be taken at a meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent to such action in writing. Action shall be deemed to have been so taken by the Board of Directors at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his or her consent by a writing signed by the director and received by the Secretary or any other person authorized by these Bylaws or the Board of Directors to receive such a revocation. Such action shall be effective at the time and date it is so taken unless the directors establish a different effective time or date. Such action has the same effect as action taken at a meeting of directors and may be described as such in any document.


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                                   ARTICLE III
                      COMMITTEES OF THE BOARD OF DIRECTORS

         Section 3.1. Committees of the Board of Directors.

                           (a) Subject to the provisions of Section 7109-106 of
                  the Colorado Business Corporation Act, the Board of Directors may create one or more committees and appoint one or more members of the Board of Directors to serve on them. The creation of a committee and appointment of members to it shall require the approval of a majority of all the directors in office when the action is taken, whether or not those directors constitute a quorum of the Board of Directors.

                           (b) The provisions of these Bylaws governing
                  meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the Board of Directors and their members as well.

                           (c) To the extent specified by resolution adopted
                  from time to time by a majority of all the directors in office when the resolution is adopted, whether or not those directors constitute a quorum of the Board of Directors, each committee shall exercise the authority of the Board of Directors with respect to the corporate powers and the management of the business and affairs of the Corporation; except that a committee shall not:

                                    (1) Authorize distributions;

                                    (2) Approve or propose to shareholders
                                    action that the Colorado Business
                                    Corporation Act requires to be approved by shareholders;

                                    (3) Fill vacancies on the Board of Directors or on any of its committees;

                                    (4) Amend the Corporation's Articles of
                                    Incorporation pursuant to Section 7-110-102 of the Colorado Business Corporation Act;

                                    (5) Adopt, amend, or repeal bylaws;

                                    (6) Approve a plan of merger not requiring shareholder approval;

                                    (7) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

                                    (8) Authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative


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                                    rights, preferences, and limitations of a
                                    class or series of shares; except that the Board of Directors may authorize a committee or an officer of the Corporation to do so within limits specifically prescribed by the Board of Directors.

                           (c) The creation of, delegation of authority to, or action by, a committee does not alone constitute compliance by a director with applicable standards of conduct.

                               ARTICLE IV OFFICERS

         Section 4.1. General. The Corporation shall have as officers a president, a secretary, and a treasurer, who shall be appointed by the Board of Directors. The Board of Directors may appoint as additional officers a chairman and other officers of the Board of Directors. The Board of Directors, the President, and such other subordinate officers as the Board of Directors may authorize from time to time, acting singly, may appoint as additional officers one or more vice presidents, assistant secretaries, assistant treasurers, and such other subordinate officers as the Board of Directors, the President, or such other appointing officers deem necessary or appropriate. The officers of the Corporation shall hold their offices for such terms and shall exercise such authority and perform such duties as shall be determined from time to time by these Bylaws, the Board of Directors, or (with respect to officers whom are appointed by the President or other appointing officers) the persons appointing them; provided, however, that the Board of Directors may change the term of offices and the authority of any officer appointed by the President or other appointing officers. Any two or more offices may be held by the same person. The officers of the Corporation shall be natural persons at least eighteen (18) years of age.

         Section 4.2. Term. Each officer shall hold office from the time of appointment until the time of removal or resignation pursuant to Section 4.3 or until such officer's death.

         Section 4.3. Removal and Resignation. Any officer appointed by the Board of Directors may be removed at any time by the Board of Directors. Any officer appointed by the President or other appointing officer may be removed at any time by the Board of Directors or by the person appointing the officer. Any officer may resign at any time by giving written notice of resignation to any director (or to any director other than the resigning officer if the officer is also a director), to the President, to the Secretary, or to the officer who appointed the officer. Acceptance of resignation shall not be necessary to make it effective, unless the notice of resignation so provides.

         Section 4.4. President. The President shall preside at all meetings of shareholders, and the President shall also preside at all meetings of the Board of Directors unless the Board of Directors has appointed a chairman, vice-chairman, or other officer of the Board of Directors and has authorized such person to preside at meetings of the Board of Directors instead of the President. Subject to the direction and control of the Board of Directors, the President shall be the chief executive officer of the Corporation and as such shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may negotiate, enter into, and execute contracts, deeds, and other instruments of behalf of the Corporation as are necessary and appropriate to the conduct to the business and affairs of the Corporation or as are approved by the Board of Directors. The President shall have such additional authority and duties as are appropriate and customary for the


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office of president and chief executive officer, except as the same may be expanded or limited by the Board of Directors from time to time.

         Section 4.5. Vice President. The Vice President, if any, or, if there are more than one, the vice presidents in the order determined by the Board of Directors or the President (or, if no such determination is made, in the order of their appointment), shall be the officer or officers next in seniority after the President. Each vice president shall have such authority and duties as are prescribed by the Board of Directors or the President. Upon the death, absence, or disability of the President, the Vice President, if any, or, if there are more than one, the vice presidents in the order determined by the Board of Directors or the President, shall have the authority and duties of the President.

         Section 4.6. Secretary. The Secretary shall be responsible for the preparation and maintenance of minutes of the meetings of the Board of Directors and of the shareholders and of the other records and information required to be kept by the Corporation under Section 7-116-101 of the Colorado Business Corporation Act and for authenticating records of the Corporation. The Secretary shall also give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, keep the minutes of such meetings, have charge of the corporate seal and have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by the Secretary's signature), be responsible for the maintenance of all other corporate records and files and for the preparation and filing of reports to governmental agencies (other than tax returns), and have such other authority and duties as are appropriate and customary for the office of secretary, except as the same may be expanded or limited by the Board of Directors from time to time.

         Section 4.7. Assistant Secretary. The Assistant Secretary, if any, or, if there are more than one, the assistant secretaries in the order determined by the Board of Directors or the Secretary (or, if no such determination is made, in the order of their appointment) shall, under the supervision of the Secretary, perform such duties and have such authority as may be prescribed from time to time by the Board of Directors or the Secretary. Upon the death, absence, or disability of the Secretary, the Assistant Secretary, if any, or, if there are more than one, the assistant secretaries in the order designated by the Board of Directors or the Secretary (or, if no such determination is made, in the order of their appointment), shall have the authority and duties of the Secretary.

         Section 4.8. Treasurer. The Treasurer shall have control of the funds and the care and custody of all stocks, bonds, and other securities owned by the Corporation, and shall be responsible for the preparation and filing of tax returns. The Treasurer shall receive all moneys paid to the Corporation and, subject to any limits imposed by the Board of Directors, shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in the Corporation's name and on the Corporation's behalf, and give full discharge for the same. The Treasurer shall also have charge of disbursement of funds of the Corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board of Directors or the President. The Treasurer shall have such additional authority and duties as are appropriate and customary for the office of treasurer, except as the same may be expanded or limited by the Board of Directors from time to time.

         Section 4.9. Assistant Treasurer. The Assistant Treasurer, if any, or, if there are more than one, the assistant treasurers in the order determined by the Board of Directors or the Treasurer (or, if no such determination is made, in the order of their appointment) shall, under the supervision of the Treasurer, have such authority and duties as may be prescribed from time to time by the Board if Directors or the Treasurer. Upon the death, absence, or disability of the Treasurer, the Assistant Treasurer, if any, or if there are more than one, the assistant treasurers in the order determined by the Board of Directors or the Treasurer (or, if no such determination is made, in the order of their appointment), shall have the authority and duties of the Treasurer.

         Section 4.10. Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the Board of Directors. Election or appointment of an officer shall not of itself create a contractual right to compensation for services performed as such officer.

                                    ARTICLE V
                                 INDEMNIFICATION

         Section 5.1. Definitions. As used in this Article:

                  (a) "Corporation" includes any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (b) "Director" means an individual who is or was a director of the Corporation and an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in, or beneficiaries of, the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                  (c) "Expenses" includes counsel fees.

                  (d) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

                  (e) "Official capacity" means, when used with respect to a director, the office of director in the Corporation and, when used with respect to a person other than a director as contemplated in Section 5.7, the office in the Corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the Corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

                  (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         Section 5.2. Authority to Indemnify Directors.

                  (a) Except as provided Section 5.2(d), the Corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

                           (1) The person conducted himself or herself in good faith; and

                           (2) The person reasonably believed:

                                    (A) In the case of conduct in an official capacity with the Corporation, that his or her conduct was in the Corporation's best interests; and

                                    (B) In all other cases, that his or her
                                    conduct was at least not opposed to the
                                    Corporation's best interests; and

                           (3) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

                  (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of Section 5.2(a)(2)(B). A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirement of Section 5.2(a)(1).

                  (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section 5.2.

                  (d) The Corporation may not indemnify a director under this
                  Section 5.2:

                           (1) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

                           (2) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

                  (e) Indemnification permitted under this Section 5.2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

         Section 5.3. Mandatory Indemnification of Directors. The Corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

         Section 5.4. Advance of Expenses to Directors.

                  (a) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

                           (1) The director furnishes the Corporation a written affirmation of the director's good-faith belief that he or she has met the standard of conduct described in Section 5.2.

                           (2) The director furnishes the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

                           (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

                  (b) The undertaking required by Section 5.4(a)(2) shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

                  (c) Determinations and authorizations of payments under this
                  Section 5.4 shall be made in the manner specified in Section 5.6.

         Section 5.5. Court-Ordered Indemnification of Directors. A director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                           (1) If the court determines that the director is entitled to mandatory indemnification under Section 5.3, the court shall order indemnification, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

                           (2) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in
                           Section 5.2(a) or was adjudged liable in the circumstances described in Section 5.2(d), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in Section 5.2(d) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court ordered indemnification.

         Section 5.6. Determination and Authorization of Indemnification of Directors.

                  (a) The Corporation may not indemnify a director under Section
                  5.2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible under the circumstances because the director met the standard of conduct set forth in Section 5.2. The Corporation shall not advance expenses to a director under
                  Section 5.4 unless authorized in the specific case after the written affirmation and undertakings required by Sections 5.4(a)(1) and 5.4(a)(2) are received and the determination required by Section 5.4(a) (3) has been made.

                  (b) The determination required by Section 5.6(a) shall be made:

                           (1) By the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

                           (2) If a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

                  (c) If the quorum cannot be obtained as contemplated in
                  Section 5.6(b)(1), and a committee cannot be established under
                  Section 5.6(b)(2) if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by Section 5.6(a) shall be made:

                           (1) By independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in Section 5.6(b)(1) or 5.6(b)(2), or, if a quorum of the full Board of Directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board of Directors; or

                           (2) By the shareholders.

                  (d) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

         Section 5.7. Indemnification of Officers, Employees, Fiduciaries, and Agents.

                  (a) An officer is entitled to mandatory indemnification under
                  Section 5.3 and is entitled to apply for court-ordered indemnification under Section 5.5, in each case to the same extent as a director;

                  (b) The Corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the Corporation to the same extent as to a director; and

                  (c) The Corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than is provided in these Bylaws, if not inconsistent with public policy, and if provided for by general or specific action of its Board of Directors or shareholders or by contract.

         Section 5.8. Insurance. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against any liability asserted against or incurred by the person in that capacity or arising out of his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have the power to indemnify the person against the same liability under
Section 5.2, 5.3, or 5.7. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of the State of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has equity or any other interest, through stock ownership or otherwise.

         Section 5.9. Notice to Shareholders of Indemnification of Director. If the Corporation indemnifies or advances expenses to a director under this
Article in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next meeting of shareholders. If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.


                                   ARTICLE VI
                                     SHARES

         Section 6.1. Certificates. Certificates representing shares of the capital stock of the Corporation shall be in such form as is approved by the Board of Directors and shall be signed by (a) the President or any Vice President, and by (b) the Secretary or an assistant secretary or the Treasurer or an assistant treasurer. All certificates shall be consecutively numbered, and the names of the owners, the number of shares, and the date of issue shall be entered on the books of the Corporation. Each certificate representing shares of the Corporation shall state upon its face:

                  (a) That the Corporation is organized under the laws of the State of Colorado;

                  (b) The name of the person to whom issued;

                  (c) The number and class of the shares and the designation of the series, if any, that the certificate represents;

                  (d) The par value, if any, of each share represented by the certificate; and

                  (e) Any restrictions imposed by the Corporation upon the transfer of the shares represented by the certificate.

         Section 6.2. Transfer of Shares. Transfers of shares shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, or accompanied by a proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer. The Corporation shall be entitled to treat the person in whose name any shares are registered on its books as the owner of those shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest.

         Section 6.3. Shares Held for Account of Another. The Board of Directors may adopt by resolution a procedure shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

                  (a) The classification of shareholders who may certify;

                  (b) The purpose or purposes for which the certification may be made;

                  (c) The form of certification and information to be contained in such certification;

                  (d) If the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or the closing of the stock transfer books within which the certification must be received by the Corporation; and

                  (e) Such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.1. Corporate Seal. The Board of Directors may adopt a seal, circular in form and bearing the name of the Corporation and the words "Seal" and "Colorado," which, when adopted, shall constitute the seal of the Corporation. The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink.

         Section 7.2. Fiscal Year. The Board of Directors may, by resolution, adopt a fiscal year for the Corporation.

         Section 7.3. Receipt of Notices by the Corporation. Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the Corporation when they are received:

                  (a) At the registered office Corporation in the State of Colorado;

                  (b) At the principal office of the Corporation (as that office is designated in the most recent document filed by the Corporation with the Secretary of State for the State of Colorado designating a principal office) addressed to the attention of the Secretary of the Corporation;

                  (c) By the Secretary of the Corporation wherever the Secretary may be found; or

                  (d) By any other person authorized from time to time by the Board of Directors, the President, or the Secretary to receive such writings, wherever such person is found.

         Section 7.4. Amendment of Bylaws. These Bylaws may at any time, and from time to time, be amended, supplemented, or repealed by the Board of Directors.



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